Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 6, 2018 relating to the consolidated financial statements of Mogo Finance Technology Inc., which appears in Exhibit 99.65 to the Registrant’s Registration Statement on Form 40-F/A filed with the SEC on March 8, 2018 and is incorporated by reference in this Registration Statement on Form F-10.

We also consent to the reference to us under the heading “Auditor, Transfer Agent and Registrar” in this Registration Statement on Form F-10.

/s/ MNP LLP

MNP LLP

Winnipeg Manitoba, Canada

June 15, 2018